UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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AgeX Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AgeX Therapeutics, Inc. Announces That Its Annual Meeting of Stockholders Will Be Conducted Online Only

ALAMEDA, Calif.--(BUSINESS WIRE)--December 22, 2020--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE) announced today that due to state and county government health orders, attendance at the AgeX 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Standard Time on Monday, December 28, 2020 will be permitted only through online participation. The County of Alameda, California, where AgeX’s offices are located and where AgeX had planned to hold the Annual Meeting, has issued Health Officer Order 20-21 (the “Order”) restricting or prohibiting many business activities due to the COVID-19 pandemic. The Order provides that offices must close and business must be conducted remotely, except in critical infrastructure sectors where remote work is not possible.

As disclosed in AgeX’s Proxy Statement, AgeX has made arrangements for stockholders to attend and vote at the Annual Meeting online. Stockholders who follow the procedures for attending the Annual Meeting online will be able to vote at the Annual Meeting and ask questions. If you do not comply with the procedures for attending the Annual Meeting online, you will not be able to participate and vote at the Annual Meeting online but you may view the Annual Meeting webcast by visiting https://web.lumiagm.com/268644388 and following the instructions to log in as a guest using the password agex2020.

If you are a “stockholder of record” (meaning that you have a stock certificate registered in your own name), to attend and participate in the Annual Meeting online you will need to visit https://web.lumiagm.com/268644388 and use the control number on your proxy card to log on. The password for the Annual Meeting is agex2020.

If you are a “street name” stockholder (meaning that your shares are held in an account at a broker-dealer firm) and you wish to participate and vote online at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting by following the directions for registration in section of AgeX’s Proxy Statement entitled “HOW TO ATTEND THE ANNUAL MEETING”.

Please refer to your copy of the Proxy Statement for the Annual Meeting for other information about the Annual Meeting and matters proposed to be approved by AgeX stockholders at the Annual Meeting. A copy of the Proxy Statement and other proxy materials and our Annual Report on Form 10-K, as amended, can also be found at https://materials.proxyvote.com/00848H and on the SEC’s website at www.sec.gov and in the “Investors-Financial Information-SEC Filings” portion of AgeX’s website at www.agexinc.com.

If you cannot participate online you may still vote your shares by submitting a proxy by mail, by phone, or online by following the instructions on your proxy card.

Contacts

Contact for AgeX:
Andrea Park
apark@agexinc.com
(510) 671-8620